UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019 (October 2, 2019)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2019, Quotient Limited (the “Company”) entered into a lease extension agreement, among the Company, FidFund Management SA and Quotient Suisse SA, amending the Lease Agreement dated March 10, 2010 (the “Original Lease Agreement”) to extend the Company’s lease on its facility in Eysins, Switzerland to March 14, 2025 at an annual rate of CHF 1,256,950 (or US$ 1,261,170, based on the exchange rate as of October 2, 2019). The annual rate is subject to periodic consumer price index adjustments upon thirty days’ prior written notice.

The Original Lease Agreement, which is filed as Exhibit 10.7 to the Company’s annual report on Form 10-K for the year ended March 31, 2019, was assigned to the Company pursuant to the Lease Assignment Agreement, dated December 9, 2013, which is filed as Exhibit 10.8 to the Company’s annual report on Form 10-K for the year ended March 31, 2019. The Original Lease Agreement was scheduled to terminate on March 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2019	QUOTIENT LIMITED

	By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer